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                                                                    EXHIBIT 10.5

                   PROMISSORY NOTE AND REDEMPTION AGREEMENT

Principal:  $5,000,000                             Date: April 28, 1999

1.   Promise to Pay. For value received, Myron W. Wentz ("Borrower"), promises
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     to pay to the order of USANA, Inc. ("Holder") at 3838 West Parkway Blvd.,
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     Salt Lake City, Utah or such other place as the Holder hereof from time to time may designate in writing, the principal sum of up to FIVE MILLION DOLLARS ($5,000,000), plus interest and such other sums as are payable under the terms of this Note.

2. Payments. All unpaid principal, interest and other sums owing under this Note shall be due and payable as follows: (a) $2,500,000 on or before August 31, 1999; and (b) the balance of principal and accrued interest on or before December 31, 1999 (each of August 31, 1999 and December 31, 1999, a "Due Date"). Borrower may completely or partially prepay this Note at any
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     time or from time to time without penalty. Payments shall be applied first to accrued interest, costs and expenses payable under this Note and then to principal.

3. Interest. Interest shall accrue on the unpaid principal balance from and after the date hereof at "Prime Rate" as that term is defined in Holder's
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     bank line of credit agreement until this Note is paid in full. At the date of this Note, the Prime Rate is 7.75% per annum. Upon occurrence of an Event of Default under that certain Stock Pledge Agreement of even date herewith ("Stock Pledge Agreement") executed by Gull Holdings Ltd.
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     ("Gull"), which prevents the delivery of securities having a Market Value
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     sufficient to make payment in full of any installment or amount when due hereunder, the unpaid balance of principal then due will bear interest at the rate of Prime Rate plus 5% until payment of such delinquent amount is made in full.

4. Method of Payment; Default. Unless prepayment is made by Borrower, amounts due and owing hereunder will be paid by the immediate and automatic redemption on each Due Date of shares of common stock of USANA, Inc. ("Shares") beneficially owned by Borrower in the name of Gull having a
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     Market Value (as defined below) equal to the principal and interest then owing on such Due Date(s). For purposes of this Note and the Stock Pledge Agreement, the Market Value of Shares surrendered or cancelled in payment of amounts owing hereunder will be determined by the average closing price of USANA, Inc. common stock as reported by the Nasdaq Stock Market for the five trading days preceding the date payment is made. Payment will be made from the Shares pledged by Gull pursuant to the Stock Pledge Agreement. Borrower's failure to surrender or cause the surrender of such Shares as may be required to make a payment when due will not prevent Holder from instructing its transfer agent to cancel Shares having the Market Value of the payment then due. Holder may instruct its transfer agent to stop transfer of Shares held by Gull or to cancel such Shares as may be necessary to make the payments required hereunder. Borrower consents to such action by Holder and waives any objection or right to notice of such action. No additional instruction to the transfer agent will be necessary other than a copy of this Note and the Holder's notice that payment is due and the Shares have not been surrendered as contemplated hereunder.
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5.   Prepayment. Borrower may make interim payments prior to the Due Dates in cash or by surrendering Shares or instructing USANA to cancel Shares pledged by Gull as provided herein. However, not more than two (2) interim payments by the surrender of Shares may be made from the date hereof through August 31, 1999, and not more than two (2) such payments may be made from September 1, 1999 through December 31, 1999.

6. Attorneys' Fees and Costs. If any action, judicial or nonjudicial, is brought on this Note, or if it is placed in the hands of an attorney for collection, Borrower promises to pay all of Holder's costs and expenses in connection therewith, including without limitation the reasonable attorneys' fees incurred and paid by holder in connection herewith through any appeal or in bankruptcy.

7. Waivers. The undersigned, all endorsers, and all persons liable or to become liable on this Note hereby waive presentment, demand, protest and notice of demand, protest and nonpayment, and any defense or claim that resort must first be had to any security or to any other person, and authorize the holder of this Note, without affecting his, her or its liability hereunder, from time to time, to renew, extend, or change the time for payment or the other terms of this Note, to take and hold security for the payment of this Note, to release or exchange the security therefor, to apply any such security to such obligations as the holder may determine in its sole discretion, and to release, substitute, or add to those liable or to become liable on this Note.

8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Utah, United States of America, without regard for conflict of law rules, and the parties consent and stipulate to the jurisdiction and venue in all appropriate courts located in Salt Lake County, Utah.

                                        BORROWER:

                                         /s/ Myron W. Wentz
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                                         Myron W. Wentz

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